UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2019

MIRATI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9393 Towne Centre Drive, Suite 200
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MRTX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On November 9, 2019, Mirati Therapeutics, Inc. (NASDAQ: MRTX), a clinical stage targeted oncology company, announced the presentation of initial data from its ongoing Phase 2 clinical trial of sitravatinib in combination with nivolumab (OPDIVO®) in metastatic urothelial cancer (mUC) patients with documented progression on a platinum-chemotherapy and checkpoint inhibitor. The data were presented in an oral presentation at the Society of Immunotherapy of Cancer (SITC) 34th Annual Meeting in National Harbor, MD. Preliminary results from the ongoing Phase 1 study of neoadjuvant sitravatinib combined with nivolumab in patients with resectable squamous cell carcinoma of the oral cavity (SNOW trial) were also presented in a poster session.

The ongoing Phase 2 clinical trial, an open-label, multi-cohort trial, is enrolling patients with advanced or metastatic urothelial cancer who had been previously treated with a platinum-chemotherapy and checkpoint inhibitor and had documented disease progression. Data from Cohort 1 of the trial were presented, where patients must have also received prior platinum-based chemotherapy. Trial objectives included tumor regression, safety and pharmacokinetics.

As of the data cut-off date of October 17, 2019, 22 patients were evaluable for response with at least one radiographic scan:

•	6/22 evaluable patients achieved a confirmed Complete Response (CR, 1 patient) or Partial Response (PR, 5 patients).

•	21/22 evaluable patients achieved a CR, PR or stable disease.

•	4 responding patients have been treated for more than 6 months.

The combination has been well-tolerated and most adverse events (AEs) were Grade 1 or 2.

Additionally, preliminary results from the Phase 1 SNOW trial (sitravatinib and nivolumab in oral cavity cancer window of opportunity study) were shown in a poster presentation. The preliminary data suggest that the combination of neoadjuvant sitravatinib and nivolumab is safe and active in patients with squamous cell carcinoma of the oral cavity who are candidates for resection. As of the data cut-off date of October 9, 2019, 9 patients had been enrolled (1 is active and 8 are in follow-up). Tumor reduction was observed in all eight patients who were eligible for evaluation, including one complete pathological response. All patients received postoperative radiation therapy, and none required postoperative chemotherapy. With a median follow-up of 31.4 weeks, all patients are alive with no disease recurrence to date. In most patients, treatment with sitravatinib led to a decrease in myeloid-derived suppressor cells and a shift towards M1-type macrophages in the tumor microenvironment, supporting previous preclinical findings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2019	MIRATI THERAPEUTICS, INC.

	By:	/s/ Charles M. Baum
Charles M. Baum President and Chief Executive Officer